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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                         WESTERN EXPRESS HOLDINGS, INC.
                              A NEVADA CORPORATION


                                    ARTICLE I
                                   DEFINITIONS

         1.1. Certain Defined Terms. As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

                  (a) "Articles of Incorporation" means the Articles of Incorporation of the Company, as further amended, supplemented, or restated from time to time.

                  (b) "Assistant Secretary" means an Assistant Secretary of the Company.

                  (c) "Assistant Treasurer" means an Assistant Treasurer of the Company.

                  (d) "Audit Committee" means the Audit Committee of the
Company.

                  (e) "Board" means the Board of Directors of the Company.

                  (f) "Bylaws" means these Bylaws of the Company, as further amended from time to time.

                  (g) "Chairman" means the Chairman of the Board of Directors of the Company, if any.

                  (h) "Chief Executive Officer" means the Chief Executive Officer of the Company.

                  (i) "Compensation Committee" means the Compensation Committee of the Company.

                  (j) "Company" means Western Express Holdings, Inc., a Nevada corporation.

                  (k) "Directors" means members of the Board.

                  (l) "Entire Board" means all then authorized Directors of the Company.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.



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                  (n) "Independent Director" means a Director who satisfies the definition set forth in NASD Marketplace Rule 4200(a)(15), as it presently exists or may hereafter be amended, or any successor thereto.

                  (o) "IPO Date" means the date upon which a registration statement relating to the initial public offering of shares of the Company's common stock becomes effective pursuant to the Securities Act.

                  (p) "Lead Independent Director" means the Lead Independent Director of the Company, if any.

                  (q) "Nominating and Corporate Governance Committee" means the Nominating and Corporate Governance Committee of the Company.

                  (r) "Office of the Company" means the executive office of the Company.

                  (s) "President" means the President of the Company.

                  (t) "Revised Statutes" means Chapter 78 of the Nevada Revised Statutes, as amended, or any successor statute thereto.

                  (u) "SEC" means the United States Securities and Exchange Commission or any governmental authority that may be the successor thereto.

                  (v) "Secretary" means the Secretary of the Company.

                  (w) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

                  (x) "Stockholders" means stockholders of the Company.

                  (y) "Treasurer" means the Treasurer of the Company.

                  (z) "Vice President" means a Vice President of the Company.

         1.2. Other Defined Terms. Unless the context otherwise requires, all other capitalized terms shall have the meanings set for in the other Articles and Sections of these Bylaws.

                                   ARTICLE II
                                     OFFICES

         1.1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Company in the State of Nevada shall be such as shall be determined from time to time by the Board and on file in the appropriate office of the State of Nevada pursuant to applicable provisions of law. Unless otherwise permitted by law, the address



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of the registered office of the Company and the address of the business office of the registered agent shall be identical.

         1.2. Other Offices. The Company may also have offices at such other places both within and without the State of Nevada as the Board may from time to time determine or the business of the Company may require. The Office of the Company may be fixed and so designated from time to time by the Board, but the location or residence of the Company in Nevada shall be deemed for all purposes to be in the county in Nevada in which its registered office is maintained.

                                   ARTICLE III
                                  STOCKHOLDERS

         3.1. Place of Meetings. Every meeting of Stockholders may be held at such place, within or without the State of Nevada, as may be designated by resolution of the Board from time to time. The Board may, in its sole discretion, determine that the meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Nevada law.

         3.2. Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other business may be transacted at the annual meeting.

         3.3. Special Meetings. Special meetings of Stockholders may be called only by (a) the Chairman, or (b) a majority of the members of the Board, and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.

         3.4. Fixing Record Date. For the purpose of (A) determining the Stockholders entitled (1) to notice of or to vote at any meeting of Stockholders or any adjournment thereof or (2) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or (B) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (i) in the case of clause (A)(1) above, more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (ii) in the case of clause (A)(2) or (B) above, more than sixty
(60) days prior to such action. If no such record date is fixed:

                  (a) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; and

                  (b) The record date for determining Stockholders for any purpose other than those specified in Section 3.4(a) hereof shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of Stockholders of record


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entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 3.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

         3.5. Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Articles of Incorporation, or these Bylaws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Company. An affidavit of the Secretary, Assistant Secretary, or the transfer agent of the Company that the notice required by this Section 3.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         3.6. Waivers of Notice. Waiver of a notice required to be given to a Stockholder in a writing signed by such Stockholder shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

         3.7. List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, such Stockholder's agent, or attorney, at such Stockholder's expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the Office of the Company, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place other than the Office of the Company, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable


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law. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. Except as provided by applicable law, the Company's stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the Company's stock ledger, the list of Stockholders, or the books of the Company, or to vote in person or by proxy at any meeting of Stockholders.

         3.8. Quorum of Stockholders; Adjournment. At each meeting of Stockholders, the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than a majority in voting power of the shares of such class or series or classes or series. When a quorum is present to organize a meeting of Stockholders and for purposes of voting on any matter, the quorum for such meeting or matter is not broken by the subsequent withdrawal of any Stockholders. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         3.9. Voting; Proxies. Subject to any voting rights that may be granted to a holder of shares of a series of the Company's preferred stock then outstanding, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one (1) vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters, except as otherwise provided by any provision of the Articles of Incorporation or these Bylaws requiring a different proportion, the rules and regulations of any stock exchange or stock quotation system applicable to the Company, applicable law, or pursuant to any rules or regulations applicable to the Company or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect a Director. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after six
(6) months from its date unless the proxy provides for a longer period not to exceed seven (7) years. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

         3.10. Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may appoint one (1) or more inspectors, who may be employees of the Company, to act at the meeting and make a written report thereof. The



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Board may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless any court properly applying jurisdiction over the Company upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

         3.11. Conduct of Meetings; Organization; Director Nominations; and Other Stockholder Proposals.

                  (a) The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, the Lead Independent Director, or if there is no Lead Independent Director or if there be one and the Lead Independent Director is absent, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a Vice President, and in case more than one (1) Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as are adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations, and procedures, and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting applicable to Stockholders of record of the Company, their duly authorized and constituted proxies, or such other persons as the person presiding over the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the



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conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, the person to act as secretary of the meeting shall be designated by the person presiding over the meeting.

                  (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at an annual meeting or special meeting of Stockholders only (i) by or at the direction of a majority of the Entire Board, (ii) by the Nominating and Corporate Governance Committee, or
(iii) by any Stockholder of the Company who was a Stockholder of record of the Company at the time the notice provided for in this Section 3.11 is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting, and who complies with the applicable provisions of Section 3.11(d) hereof (persons nominated in accordance with (iii) above are referred to herein as "Stockholder Nominees").

                  (c) At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a Stockholder who was a Stockholder of record of the Company at the time the notice provided for in this Section 3.11 is delivered to the Secretary, who is entitled to vote at the meeting, and who complies with the applicable provisions of Section 3.11(d) hereof (business brought before the meeting in accordance with (iii) above is referred to as "Stockholder Business").

                  (d) At any annual or special meeting of Stockholders (i) all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Company (the "Notice of Nomination"), and (ii) all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a Stockholder of record of the Company (the "Notice of Business"). To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the Office of the Company, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board, or business to be conducted, at an annual meeting of Stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the prior year's annual meeting of Stockholders or (ii) in the case of the nomination of a person for election to



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the Board at a special meeting of Stockholders, not more than one hundred and twenty (120) days prior to and not less than the later of (A) ninety (90) days prior to such special meeting or (B) the tenth (10th) day following the day on which the notice of such special meeting was made by mail or Public Disclosure; provided, however, that in the event that (1) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year's annual meeting of Stockholders, (2) no annual meeting was held during the prior year, or (3) in the case of the Company's first annual meeting of Stockholders as a corporation with a class of equity security registered under the Securities Act, notice by the Stockholder, to be timely, must be received (x) no earlier than one hundred and twenty (120) days prior to such annual meeting and (y) no later than the later of ninety (90) days prior to such annual meeting or ten (10) days following the day the notice of such annual meeting was made by mail or Public Disclosure, regardless of any postponement, deferral, or adjournment of the meeting to a later date. In no event shall the Public Disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

                  Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered at the Office of the Company, addressed to the attention of the Secretary, not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

                  The Notice of Nomination shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing to make nominations, as they appear on the Company's books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each Stockholder Nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and as well as the written consent of each such Stockholder Nominee to be named in a proxy statement as a nominee and to serve if elected, and (v) all other information that would be required to be filed with the SEC if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act. The Company may require any Stockholder Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder Nominee to serve as a Director of the Company. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder Nominee was not made in accordance with the foregoing procedures and, if he or she should so determine, the defective nomination shall be disregarded.


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                  The Notice of Business shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing such Stockholder Business, as they appear on the Company's books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration), and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment, and the reasons for conducting such Stockholder Business at the annual meeting, (v) any material interest of the Stockholder and/or beneficial owner in such Stockholder Business, and (vi) all other information that would be required to be filed with the SEC if the person proposing such Stockholder Business were a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 3.11(d), provided, however, that nothing in this Section 3.11(d) shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure. Nevertheless, it is understood that Stockholder Business may be excluded if the exclusion of such Stockholder Business is permitted by the applicable regulations of the SEC. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he or she should so determine, any such business not properly brought before the meeting shall not be transacted.

                  Notwithstanding the foregoing provisions of this Section 3.11, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present the Stockholder Nominee or the Stockholder Business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

                  For purposes of this Section 3.11, "Public Disclosure" shall be deemed to be first made when disclosure of such date of the annual or special meeting of Stockholders, as the case may be, is first made in a press release issued through PR Newswire, Business Wire, or comparable news service, or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

                  Notwithstanding the foregoing, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
3.11. Nothing in this Section 3.11 shall be deemed to affect any rights of the holders of any series of preferred stock of the Company pursuant to any applicable provision of the Articles of Incorporation.

         3.12. Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.


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                                   ARTICLE IV
                                    DIRECTORS

         4.1. General Powers. The business and affairs of the Company shall be managed by, or under the direction of, the Board. The Board may adopt such rules and regulations, not inconsistent with the Articles of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Company.

         4.2. Number; Qualification; Term of Office. Prior to the IPO Date, the total number of Directors constituting the Entire Board shall be one (1). From and after the IPO Date, the total number of Directors constituting the Entire Board shall be not less than four (4) nor more than nine (9), with the then-authorized number of Directors being fixed from time to time by the Board. Directors need not be Stockholders. From and after the IPO Date, the Entire Board shall be comprised of a majority of Independent Directors. Each Director shall hold office until a successor is duly elected and qualified or until the Director's earlier death, resignation, disqualification, or removal.

         4.3. Election. Directors shall be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

         4.4. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled by a majority vote of the remaining Directors then in office although less than a quorum, or by a sole remaining Director, and a Director so chosen shall hold office until the next election of Directors or until his or her successor is duly elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director. When any Director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective in accordance with the Revised Statutes.

         4.5. Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Company. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

         4.6. Removal. Except for such Directors, if any, as are elected by the holders of any series of Preferred Stock, as provided for or fixed pursuant to the provisions of Article IV(A) of the Articles of Incorporation, any Director, or the Entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds (2/3) of the total voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of Directors, voting together as a single class.



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         4.7. Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Company such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board or the Compensation Committee may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors, including as chairperson of such committee of Directors, in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board or the Compensation Committee may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 4.7 shall preclude any Director from serving the Company or its subsidiaries in any other capacity and receiving proper compensation therefor.

         4.8. Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Nevada as shall from time to time be determined by the Board.

         4.9. Special Meetings. Special meetings of the Board may be held at any time or place, within or without the State of Nevada, whenever called by the Chairman, Lead Independent Director, Chief Executive Officer, President, or Secretary, or by any two (2) or more Directors then serving as Directors, on at least twenty-four (24) hours' notice to each Director given by one of the means specified in Section 4.12 hereof other than by mail, or on at least three (3) days' notice if given by mail. Special meetings shall be called by the Chairman, Lead Independent Director, Chief Executive Officer, President, or Secretary in like manner and on like notice on the written request of any two (2) or more of the Directors then serving as Directors.

         4.10 Executive Sessions of Independent Directors. The Independent Directors shall meet regularly outside the presence of other Directors or officers of the Company.

         4.11. Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting.

         4.12. Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least twenty-four (24) hours' notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 4.12 hereof other than by mail, or at least three (3) days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

         4.13. Notice Procedure. Subject to Sections 4.9 and 4.10 hereof, whenever notice is required to be given by the Company to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Company, with postage thereon prepaid, or by telegram, telex, telecopy, e-mail, or other means of electronic transmission.

         4.14. Waiver of Notice. Waiver by a Director in writing of notice of a Director's meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice.

         4.15. Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Lead Independent Director, or in the absence of the Lead Independent Director, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting, and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

         4.16. Quorum of Directors. The presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

         4.17. Action by Majority Vote. Except as otherwise expressly required by applicable law, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

         4.18. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission (to the extent permitted by law) before or after the meeting, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                                    ARTICLE V
                             COMMITTEES OF THE BOARD

         5.1. General. The Board may, by resolution, designate one (1) or more committees, including, but not limited to, a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee, each committee to consist of two (2) or more Directors of the Company. The Board may adopt charters for any of such committees. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it. The Board may remove any Director from any committee at any time, with or without cause. Unless otherwise specified in the resolution of the Board designating a committee or the charter for such committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter, and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article IV of these Bylaws.

         5.2. Nominating and Corporate Governance Committee. At or prior to the IPO Date, the Board shall designate a Nominating and Corporate Governance Committee, comprised entirely of Independent Directors, to consist of two (2) or more members of the Board, the number of which shall be fixed from time to time by a resolution adopted by the majority of the Entire Board. The Nominating and Corporate Governance Committee shall: (a) recommend to the Board nominees for election as Directors to fill any vacancies or newly created directorships which shall occur, (b) periodically review potential candidates for the Board, including incumbent Directors, (c) periodically review and make recommendations to the Board concerning the adoption of corporate governance policies and principles for the Company, and (d) address such other matters as the Board may delegate to such committee by resolution or in the charter for such committee. The members of the Nominating and Corporate Governance Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible. The members of the Nominating and Corporate Governance Committee shall act only as a committee and individual members shall have no power as such.

         5.3. Compensation Committee. At or prior to the IPO Date, the Board shall designate a Compensation Committee, comprised entirely of Independent Directors, to consist of two (2) or more members of the Board, the number of which shall be fixed from time to time by a resolution adopted by the majority of the Entire Board. The Compensation Committee shall: (a) establish salaries, incentives, and other forms of compensation for directors, officers, and other employees of the Company, (b) administer the Company's benefit plans and make recommendations regarding policies relating to such plans, (c) administer the issuance of stock options and other awards under any of the Company's stock option plans then in place to all Company employees and directors, other than the members of such committee, and (d) address such other matters as the Board may delegate to such Committee by resolution or in the charter for such committee. The members of the Compensation Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible. The members of the Compensation Committee shall act only as a committee and individual members shall have no power as such.

         5.4. Audit Committee. At or prior to the IPO Date, the Board shall designate an Audit Committee, comprised entirely of Independent Directors, to consist of three (3) or more members of the Board, the number of which shall be fixed from time to time by a resolution adopted by the majority of the Entire Board. At least one (1) Audit Committee member must qualify as an "Audit Committee Financial Expert" under Item 401(h) of Regulation S-K or Item 401(e) of Regulation S-B, as applicable. Each Audit Committee member must also meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, and, subject to the exemptions provided in Rule 10A-3(c), the member must not accept any consulting, advisory, or other compensatory fee from the Company other than for board service and must not be an affiliated person of the Company. The Audit Committee shall have the power and the duty to meet with, and consider suggestions from, members of management and the Company's internal audit staff, as well as the Company's independent accountants, concerning the financial operations of the Company. Further, the Audit Committee shall: (a) review the audited financial statements of the Company, (b) consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services, (c) review the sufficiency of the Company's accounting practices and internal controls, and (d) address such other matters as the Board may delegate to such Committee by resolution or in the charter for such committee. The Audit Committee shall review and approve all related party transactions. The members of the Audit Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible. The members of the Audit Committee shall act only as a committee and individual members shall have no power as such.

                                   ARTICLE VI
                                    OFFICERS

         6.1. Positions. The officers of the Company shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers as the Board may elect, including one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, and one (1) or more Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one (1) or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority, or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person.

         6.2. Election. The officers of the Company shall be elected by the Board at its annual meeting or at such other time or times as the Board shall determine.

         6.3. Term of Office. Each officer of the Company shall hold office for the term for which he or she is elected and until such officer's successor is elected and qualifies or until such officer's earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the Company. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Company, if any. Any officer may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Company may be filled by the Board. The removal of an officer, with or without cause, shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

         6.4. Fidelity Bonds. The Company may secure the fidelity of any or all of its officers or agents by bond or otherwise.

         6.5. Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business of the Company, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer may sign and execute in the name of the Company deeds, mortgages, bonds, contracts, and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Company or shall be required by applicable law otherwise to be signed or executed, and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by resolution of the Board.

         6.6. President. At the request of the Chief Executive Officer, or, in the Chief Executive Officer's absence, at the request of the Board, the President shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts, and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Company or shall be required by applicable law otherwise to be signed or executed, and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.

         6.7. Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on title) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts, and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Company, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by resolution of the Board or by the President.

         6.8. Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders, shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when requested or required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Company, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Company and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, President, or any Vice President. The Secretary shall keep the Company's stock ledger, shall have charge of all the books, records, and papers of the Company relating to its organization and management, shall see that the reports, statements, and other documents required by applicable law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board or by the Chief Executive Officer or President.

         6.9. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, and notes of the Company; receive and give receipts for moneys due and payable to the Company from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Company in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Company signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Company; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Company from the officers or agents transacting the same; render to the Chief Executive Officer, President, or the Board, whenever the Chief Executive Officer, President, or the Board shall request or require the Treasurer so to do, an account of the financial condition of the Company and of all financial transactions of the Company; disburse the funds of the Company as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board or by the Chief Executive Officer or President.

         6.10. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by resolution of the Board or by the Chief Executive Officer or President.

                                   ARTICLE VII
                                    CHAIRMAN

         7.1. Chairman. From its members, the Board may appoint a Chairman. The Chairman shall perform all duties incident to the position of Chairman of a corporation and such other duties as may from time to time be assigned to the Chairman by resolution of the Board.

         7.2. Removal. The Chairman may be removed from the position of Chairman, with or without cause, at any time by resolution of the Board.

         7.3. Resignation. The Chairman may resign from the position of Chairman at any time by giving written notice of his resignation to another member of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

         7.4. Vacancy. A vacancy in the office of the Chairman due to death, resignation, removal, disqualification, or any other cause may be filled for the unexpired portion of the term thereof by a resolution adopted by a majority of the remaining members of the Board.

         7.5. Compensation. The compensation, if any, to be received by the Chairman shall be fixed by the Compensation Committee.

                                  ARTICLE VIII
                            LEAD INDEPENDENT DIRECTOR

         8.1. Lead Independent Director. From and after the IPO Date, if the Chief Executive Officer is appointed as Chairman, a majority of the Independent Directors may appoint a Lead Independent Director, who shall at all times be an Independent Director. The Lead Independent Director shall be responsible for coordinating the activities of the Independent Directors. In addition to the duties of all members of the Board, the specific responsibilities of the Lead Independent Director when acting as such shall be as follows:

                  (a) Advise the Chairman as to an appropriate schedule of Board meetings, seeking to ensure that the Independent Directors can perform their duties responsibly while not interfering with on-going operations of the Company;

                  (b) Provide the Chairman with input as to the preparation of the agendas for Board and Board committee meetings;

                  (c) Advise the Chairman as to the quality, quantity, and timeliness of the information submitted by the Company's management that is necessary or appropriate for the Independent Directors effectively and responsibly to perform their duties;

                  (d) Recommend to the Chairman the retention of advisers and consultants who report directly to the Board;

                  (e) Interview, along with the chairman of the Nominating and Corporate Governance Committee, all candidates for the Board, and make recommendations to such committee and the Board;

                  (f) Recommend to the Nominating and Corporate Governance Committee and to the Chairman the membership of the various Board committees, as well as the selection of committee chairmen;

                  (g) Assist, along with the members of the Nominating and Corporate Governance Committee, the Board and the Company's officers in assuring compliance with and implementation of the Company's corporate governance policies and procedures and recommend revisions to such policies and procedures;

                  (h) Evaluate, along with the members of the Compensation Committee and full Board, the Chief Executive Officer's performance, meeting with the Chief Executive Officer to discuss such evaluation;

                  (i) Develop the agendas for, and serve as Chairman of, the executive sessions of the Independent Directors; and

                  (j) Serve as principal liaison between the Independent Directors and the Chairman on sensitive issues.

         8.2. Removal. The Lead Independent Director may be removed from the position of Lead Independent Director, with or without cause, at any time by resolution of a majority of the Independent Directors.

         8.3. Resignation. The Lead Independent Director may resign from the position of Lead Independent Director at any time by giving written notice of his resignation to the Chairman, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

         8.4. Vacancy. A vacancy in the office of the Lead Independent Director due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by a resolution adopted by a majority of the remaining Independent Directors.

         8.5. Compensation. The compensation, if any, to be received by the Lead Independent Director shall be fixed by the Compensation Committee.

                                   ARTICLE IX
                             LIMITATION OF LIABILITY

         To the fullest extent permitted under the Revised Statutes, as amended from time to time, no Director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any act or omission as a Director or officer, provided that this provision shall not eliminate or limit the liability of a Director or officer for any breach of such person's fiduciary duty to the Company or its stockholders, which breach involves intentional misconduct, fraud, or a knowing violation of law. If the Revised Statutes are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of a Director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the Revised Statutes as so amended. Any amendment, repeal, or modification of the foregoing provision shall not adversely affect any right or protection of a Director or officer of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal, or modification.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1. Right to Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by, and in accordance with procedures set forth in, applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity (an "Other Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

         10.2. Prepayment of Expenses. The Company shall pay the expenses (including attorneys' fees) actually and reasonably incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it ultimately should be determined that the Covered Person is not entitled to be indemnified under this Article X or otherwise.

         10.3. Claims. If a claim for indemnification or advancement of expenses under this Article X is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

         10.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise.

         10.5. Other Sources. The Company's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

         10.6. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including but not limited to an employee benefit plan, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article X.

         10.7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

         10.8. Other Indemnification and Prepayment of Expenses. This Article X shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                   ARTICLE XI
                                STOCK AND RECORDS

         11.1. Certificates Representing Shares. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Company by the Chairman, if any, or the Chief Executive Officer, President, or a Vice President and by the Secretary, an Assistant Secretary, Treasurer, or an Assistant Treasurer, certifying the number of shares owned by such Stockholder in the Company. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, any certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         11.2. Transfer and Registry Agents. The Company may from time to time maintain one (1) or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

         11.3. Lost, Stolen, or Destroyed Certificates. The Company may issue a new certificate of stock in the place of any certificate alleged to have been lost, stolen, or destroyed, and the Company may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

         11.4. Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

                                   ARTICLE XII
                                    DIVIDENDS

         The Board may from time to time declare, and the Company may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Articles of Incorporation and the Revised Statutes.

                                  ARTICLE XIII
                                      SEAL

         A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Company. Nevertheless, if in any instance a corporate seal is used, the same shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1. Fiscal Year. The fiscal year of the Company shall be determined from time to time by resolution of the Board, and shall initially be the calendar year.

         14.2. Checks, Drafts. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Company or for deposit to its credit, which shall be governed by the provisions of Section 14.3) by such officer or officers or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board.




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         14.3. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board, the Chief Executive Officer, the President, or the Treasurer shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board or such persons may select or as may be selected by any other officer or officers or agent or agents of the Company to whom power in that respect has been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Company, checks, drafts and other orders for the payment of money which are payable to the order of the Company may be endorsed, assigned, and delivered by any officer or agent of the Company. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

         14.4. Proxies in Respect of Stock or Other Securities of Other Companys. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer, the President, the Treasurer, or any Vice President may exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

                                   ARTICLE XV
                                   AMENDMENTS

         Subject to the rights of holders of shares of any series of the Company's preferred stock then outstanding, these Bylaws may be altered, amended, or repealed and new Bylaws may be adopted either (i) by a majority of the Board, or (ii) by the affirmative vote of at least a majority of the voting power of the shares of then outstanding voting stock of the Company, voting together as a single class; provided, however, in the case of clause (ii), notwithstanding any other provisions of the Articles of Incorporation or these Bylaws, but in addition to any affirmative vote of the holders of any particular class of stock of the Company required by applicable law or the Articles of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 4.6 or this Article XV of these Bylaws.




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